UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2019

SusGlobal Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-56024	38-4039116
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

200 Davenport Road
Toronto, ON, Canada, M5R 1J2
(Address of principal executive offices) (Zip Code)

(416) 223-8500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class	Trading Symbol(s)	registered

N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2019, Susglobal Energy Corp. (the "Company") entered into an Executive Chairman Consulting Agreement (the "Hazout Consulting Agreement"), by and among the Company, Travellers International Inc. ("Travellers"), and Marc Hazout, Chairman and President of the Company ("Hazout"), effective January 1, 2020 (the "Effective Date"). The Hazout Consulting Agreement will replace the consulting agreement currently in effect by and among the Company, Travellers, and Hazout, with its term set to expire on December 31, 2019 (the "Expiring Agreement").

Pursuant to the terms of the Hazout Consulting Agreement, Hazout’s monthly fee will remain unchanged and he will be compensated at a rate of $11,327 per month for his services as Chairman, President and Chief Executive Officer of the Company. In addition, the Company agreed to grant Hazout certain restricted stock units of the Company. The Company has also agreed to reimburse Hazout for certain out-of-pocket expenses incurred by Hazout.

The Hazout Consulting Agreement is for a term of twelve (12) months. Upon a Constructive Discharge (as defined in the Hazout Consulting Agreements) and subject to certain notification requirements and the Company’s opportunity to cure the Constructive Discharge, Hazout will be entitled to a compensation of twelve (12) months’ fees, as well as any bonus compensation owing.

On November 6, 2019, the Company entered into an Executive Consulting Agreement (the "Makrimichalos Consulting Agreement"), by and among the Company and Ike Makrimichalos, Chief Financial Officer of the Company ("Makrimichalos"), effective January 1, 2020. Pursuant to the terms of the Makrimichalos Consulting Agreement, Makrimichalos will be entitled to fees of $6,041 per month for his services as Chief Financial Officer of the Company. The Company has also agreed to reimburse Makrimichalos for certain out-of-pocket expenses incurred by Makrimichalos. The Makrimichalos Consulting Agreement is for a term of twelve (12) months. Makrimichalos will continue to be compensated at a rate of $4,531 per month until the Effective Date.

The Makrimichalos Consulting Agreement is for a term of twelve (12) months. Upon a Constructive Discharge (as defined in the Makrimichalos Consulting Agreements) and subject to certain notification requirements and the Company’s opportunity to cure the Constructive Discharge, Makrimichalos will be entitled to a compensation of two (2) months’ fees, as well as any bonus compensation owing.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Hazout Consulting Agreement, the Expiring Agreement, and the Makrimichalos Consulting Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Hazout Consulting Agreement, the Expiring Agreement, and the Makrimichalos Consulting Agreement, the forms of which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On August 28, 2019, PACE Savings & Credit Union ("PACE") informed the Company via letter that its credit facilities and corporate term loan with PACE for a total amount owed as of that date of $5,310,922.65 (the "Debt") was in default due to the Company’s going concern disclosure in the Company’s consolidated financial statements for the years ended December 31, 2018 and 2017, and as a result of the Company’s failure to respond to an e-mail request from PACE with respect to the Company’s efforts to arrange for a payout. As a result, PACE was not agreeable to continue with the Debt and accelerated the Debt and had requested that the Company’s indebtedness to PACE be paid in full on or before December 31, 2019.

On September 3, 2019, PACE informed the Company via letter that the interest rates on the Debt be increased effective September 15, 2019, by 0.50% and each month thereafter by a further 0.50% .

On November 12, 2019, PACE informed the Company via letter that it would be willing to enter into a credit amending agreement, provided, among other things, that: (i) the Company repay two credit facilities totaling $460,413 on or before December 31, 2019; and (ii) pursuant to the credit amending agreement, the remaining portion of the Debt will be paid on or before June 30, 2020.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On September 25, 2019, Gerald Hamaliuk submitted his resignation from his positions as Chief Executive Officer and as a member of the Company’s Board of Directors (the "Board"), effective immediately (the "CEO Resignation").  Mr. Hamaliuk did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company and its shareholders thank Mr. Hamaliuk for his many contributions.

Appointment of Chief Executive Officer

On November 6, 2019, in connection with the CEO Resignation, the Board appointed Mr. Marc Hazout, the Chairman of the Board and President of the Company, as Chief Executive Officer, effective immediately (the "CEO Appointment").

Marc M. Hazout, age 54, has served as Chairman and President of the Company since it was founded in 2014. Since 2005, Mr. Hazout has also served as the chief executive officer, president, principal financial and accounting officer and a director of Silver Dragon Resources Inc., a company whose common stock is quoted on the OTC marketplace and is engaged in the acquisition and exploration of silver and other mineral properties. Mr. Hazout has over 20 years of experience in public markets, finance and business operations. Over the past several years, Mr. Hazout has been involved in acquiring, restructuring and providing management services as both a director and an officer to several publicly traded companies. In 1998, Mr. Hazout founded and has been president and chief executive officer of Travellers International Inc. ("Travellers"), a private equity firm headquartered in Toronto. Over the past several years, Travellers has focused on building relationships in China with the objective of participating in that country’s growth opportunities. Mr. Hazout attended York University in Toronto studying International Relations and Economics. Mr. Hazout speaks English, French and Hebrew, as well as some Spanish and Italian. There is no arrangement or understanding between Mr. Hazout and any other persons pursuant to which Mr. Hazout was selected as an officer. There are no family relationships between Mr. Hazout and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 ("Regulation S-K"). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Hazout had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.1	Executive Chairman Consulting Agreement, dated and effective January 1, 2020
10.2	Executive Chairman Consulting Agreement (filed as Exhibit 10.2 to the Registrant’s S-4 filed with the SEC on January 28, 2016 and incorporated herein by reference).
10.3	Executive Consulting Agreement, dated and effective January 1, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SusGlobal Energy Corp.

Date: November 13, 2019	By:	/s/ Marc Hazout
Marc Hazout
Executive Chairman, President and Chief Executive Officer